Exhibit 3.1

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

PROSPECTOR CAPITAL CORP.

(ADOPTED BY SPECIAL RESOLUTION DATED 13 DecembeR 2023 AND EFFECTIVE ON 13 december 2023)

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

PROSPECTOR CAPITAL CORP.

(ADOPTED BY SPECIAL RESOLUTION DATED 13 december 2023 AND EFFECTIVE ON 13 december 2023)

1	The name of the Company is Prospector Capital Corp.

2	The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4	The liability of each Member is limited to the amount unpaid on such Member’s shares.

5	The share capital of the Company is US$23,100 divided into 200,000,000 Class A ordinary shares of a par value of US$0.0001 each, 20,000,000 Class B ordinary shares of a par value of US$0.0001 each, 5,000,000 Class A Non-Voting Special Shares of a par value of US$0.0001 each, 1,000,000 Class B Non-Voting Special Shares of a par value of US$0.0001 each, 1,000,000 Class C Non-Voting Special Shares of a par value of US$0.0001 each, 1,000,000 Class D Non-Voting Special Shares of a par value of US$0.0001each, 1,000,000 Class E Non-Voting Special Shares of a par value of US$0.0001 each, 1,000,000 Class F Non-Voting Special Shares of a par value of US$0.0001 and 1,000,000 preference shares of a par value of US$0.0001 each.

6	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7	Capitalised terms that are not defined in this Memorandum of Association bear the respective meanings given to them in the Articles of Association of the Company.

THE COMPANIES ACT (AS REVISED)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

PROSPECTOR CAPITAL CORP.

(ADOPTED BY SPECIAL RESOLUTION DATED 13 december 2023 AND EFFECTIVE ON 13 december 2023)

1	Interpretation

1.1	In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith and subject to the Schedule:

“Affiliate”	in respect of a person, means any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person, and (a) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, whether by blood, marriage or adoption or anyone residing in such person’s home, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing and (b) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity.

“Applicable Law”	means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.

“Articles”	means these articles of association of the Company.

“Audit Committee”	means the audit committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Business Combination”	means a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganisation or similar business combination involving the Company, with one or more businesses or entities (the “target business”).

“business day”	means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorised or obligated by law to close in New York City.

“Cause”	means a conviction for a criminal offence involving dishonesty or engaging in conduct which brings a Director or the Company into disrepute or which results in a material financial detriment to the Company.

“Clearing House”	means a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

“Class A Non-Voting Special Shares”	means the Class A Non-Voting Special Shares of a par value of US$0.0001 in the capital of the Company and having the rights provided for in these Articles.

“Class B Non-Voting Special Shares”	means the Class B Non-Voting Special Shares of a par value of US$0.0001 in the capital of the Company and having the rights provided for in these Articles.

“Class C Non-Voting Special Shares”	means the Class C Non-Voting Special Shares of a par value of US$0.0001 in the capital of the Company and having the rights provided for in these Articles.

“Class D Non-Voting Special Shares”	means the Class D Non-Voting Special Shares of a par value of US$0.0001 in the capital of the Company and having the rights provided for in these Articles.

“Class E Non-Voting Special Shares”	means the Class E Non-Voting Special Shares of a par value of US$0.0001 in the capital of the Company and having the rights provided for in these Articles.

“Class F Non-Voting Special Shares”	means the Class F Non-Voting Special Shares of a par value of US$0.0001 in the capital of the Company and having the rights provided for in these Articles.

“Class A Share”	means a class A ordinary share of a par value of US$0.0001 in the share capital of the Company.

“Class B Share”	means a class B ordinary share of a par value of US$0.0001 in the share capital of the Company.

“Company”	means the above named company.

“Company’s Website”	means the website of the Company and/or its web-address or domain name.

“Compensation Committee”	means the compensation committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.

“Designated Stock Exchange”	means any securities exchange on which the securities of the Company are listed for trading, including the New York Stock Exchange or Nasdaq Capital Market.

“Directors”	means the directors for the time being of the Company.

“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“Electronic Communication”	means a communication sent by electronic means, including electronic posting to the Company’s Website, transmission to any number, address or internet website (including the website of the Securities and Exchange Commission) or other electronic delivery methods as otherwise decided and approved by the Directors.

“Electronic Record”	has the same meaning as in the Electronic Transactions Law.

“Electronic Transactions Law”	means the Electronic Transactions Act (As Revised) of the Cayman Islands.

“Equity-linked Securities”	means any debt or equity securities that are convertible, exercisable or exchangeable for Class A Shares issued in a financing transaction in connection with a Business Combination, including but not limited to a private placement of equity or debt.

“Exchange Act”	means the United States Securities Exchange Act of 1934, as amended, or any similar U.S. federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Founders”	means all Members immediately prior to the consummation of the IPO.

“Independent Director”	has the same meaning as in the rules and regulations of the Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, as the case may be.

“IPO”	means the Company’s initial public offering of securities.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the memorandum of association of the Company.

“Minimum Member”	means a Member meeting the minimum requirements set forth for eligible members to submit proposals under Rule 14a-8 of the Exchange Act or any applicable rules thereunder as may be amended or promulgated thereunder from time to time.

“Nominating and Corporate Governance Committee”	means the nominating and corporate governance committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.

“Non-Voting Special Shares”	means, collectively, the Class A Non-Voting Special Shares, Class B Non-Voting Special Shares, Class C Non-Voting Special Shares, Class D Non-Voting Special Shares, Class E Non-Voting Special Shares and Class F Non-Voting Special Shares.

“Officer”	means a person appointed to hold an office in the Company.

“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Preference Share”	means a preference share of a par value of US$0.0001 in the share capital of the Company.

“Public Share”	means a Class A Share issued as part of the units (as described in the Articles) issued in the IPO.

“Redemption Notice”	means a notice in a form approved by the Directors by which a holder of Public Shares is entitled to require the Company to redeem its Public Shares.

“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Representative”	means a representative of the Underwriters.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Securities and Exchange Commission”	means the United States Securities and Exchange Commission.

“Share”	means a Class A Share, a Class B Share, a Non-Voting Special Share or a Preference Share and includes a fraction of a share in the Company.

“Special Resolution”	subject to Article 31.4, has the same meaning as in the Statute, and includes a unanimous written resolution.

“Sponsor”	means Prospector Sponsor LLC, a Cayman Islands limited liability company, and its successors or assigns.

“Statute”	means the Companies Act (As Revised) of the Cayman Islands.

“Tax Filing Authorised Person”	means such person as any Director shall designate from time to time, acting severally.

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

“Trust Account”	means the trust account established by the Company upon the consummation of its IPO and into which a certain amount of the net proceeds of the IPO, together with a certain amount of the proceeds of a private placement of warrants, will be deposited.

“Underwriter”	means an underwriter of the IPO from time to time and any successor underwriter.

“Underwriters’ Option”	means the option of the Underwriters to purchase up to an additional 15 per cent of the units (as described in the Articles) sold in the IPO at a price equal to US$10 per unit, less underwriting discounts and commissions.

1.2	In the Articles:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	words importing persons include corporations as well as any other legal or natural person;

(d)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)	“shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)	the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)	headings are inserted for reference only and shall be ignored in construing the Articles;

(j)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)	any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Law;

(l)	sections 8 and 19(3) of the Electronic Transactions Law shall not apply;

(m)	the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect;

(n)	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share; and

(o)	any reference to a Schedule is to the Schedule to these Articles;

(p)	any reference to a paragraph is to the relevant paragraph in the Schedule; and

(q)	the Schedule forms part of these Articles and shall have effect as if set out in full.

2	Commencement of Business

2.1	The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3	Issue of Shares

3.1	Subject to the provisions, if any, in the Memorandum, (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividends or other distributions, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights, save that the Directors shall not allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) to the extent that it may affect the ability of the Company to carry out a Class B Share Conversion set out in the Articles.

3.2	The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company on such terms as the Directors may from time to time determine.

3.3	The Company may issue units of securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine.

3.4	The Company shall not issue Shares to bearer.

4	Register of Members

4.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

4.2	The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

5	Closing Register of Members or Fixing Record Date

5.1	For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may, after notice has been given by advertisement in an appointed newspaper or any other newspaper or by any other means in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

5.2	In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

5.3	If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6	Certificates for Shares

6.1	A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine. Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to the Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2	The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3	If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

6.4	Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

6.5	Share certificates shall be issued within the relevant time limit as prescribed by the Statute, if applicable, or as the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law may from time to time determine, whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a Share transfer with the Company.

7	Transfer of Shares

7.1	Subject to the terms of the Articles, any Member may transfer all or any of his Shares by an instrument of transfer provided that such transfer complies with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to the Articles on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

7.2	The instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law or in any other form approved by the Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a Clearing House or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

8	Redemption, Repurchase and Surrender of Shares

8.1	Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares, except Public Shares, shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of such Shares. With respect to redeeming or repurchasing the Shares:

(a)	Members who hold Public Shares are entitled to request the redemption of such Shares in the circumstances described in the Business Combination Article hereof;

(b)	Class B Shares held by the Founders shall be surrendered by the Founders on a pro rata basis for no consideration to the extent that the Underwriter’s Option is not exercised in full so that the Founders will own 20 per cent of the Company’s issued Shares after the IPO (exclusive of any securities purchased in a private placement); and

(c)	Public Shares shall be repurchased by way of tender offer in the circumstances set out in the Business Combination Article hereof.

8.2	Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member. For the avoidance of doubt, redemptions, repurchases and surrenders of Shares in the circumstances described in the Article above shall not require further approval of the Members.

8.3	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

8.4	The Directors may accept the surrender for no consideration of any fully paid Share.

9	Treasury Shares

9.1	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

9.2	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

10	Variation of Rights of Shares

10.1	Subject to Article 3.1, if at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class (other than with respect to a waiver of the provisions of the Class B Share Conversion Article hereof, which as stated therein shall only require the consent in writing of the holders of a majority of the issued Shares of that class), or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

10.2	For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

10.3	The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied by the creation or issue of further Shares ranking pari passu therewith or Shares issued with preferred or other rights or any variation or waiver in connection with a conversion of Shares as contemplated by or provided for in these Articles.

11	Commission on Sale of Shares

The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

12	Non Recognition of Trusts

The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

13	Lien on Shares

13.1	The Company shall have a first and paramount lien on all Shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

13.2	The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

13.3	To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

13.4	The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

14	Call on Shares

14.1	Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

14.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

14.3	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

14.4	If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment), but the Directors may waive payment of the interest or expenses wholly or in part.

14.5	An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

14.6	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

14.7	The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

14.8	No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

15	Forfeiture of Shares

15.1	If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment. The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

15.2	If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

15.3	A forfeited Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

15.4	A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

15.5	A certificate in writing under the hand of one Director or Officer that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

15.6	The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

16	Transmission of Shares

16.1	If a Member dies, the survivor or survivors (where he was a joint holder), or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

16.2	Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

16.3	A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles), the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

17	Class B Share Conversion

17.1	The rights attaching to all Shares shall rank pari passu in all respects, and the Class A Shares and Class B Shares shall vote together as a single class on all matters (subject to the Variation of Rights of Shares Article and the Appointment hereof and Removal of Directors Article) with the exception that the holder of a Class B Share shall have the Conversion Rights referred to in this Article.

17.2	Class B Shares shall automatically convert into Class A Shares on a one-for-one basis (the “Initial Conversion Ratio”): concurrently with or immediately following the consummation of a Business Combination.

17.3	Notwithstanding the Initial Conversion Ratio, in the case that additional Class A Shares or any other Equity-linked Securities, are issued or deemed issued in excess of the amounts issued in the IPO (including pursuant to the Underwriter’s Option) and related to or in connection with the closing of a Business Combination, all Class B Shares in issue shall automatically convert into Class A Shares at the time of the closing of a Business Combination, the ratio for which the Class B Shares shall convert into Class A Shares will be adjusted so that the number of Class A Shares issuable upon conversion of all Class B Shares will equal, in the aggregate, 25 per cent of the sum of: (a) the total number of all Class A Shares in issue upon completion of the IPO (including any Class A Shares issued pursuant to the Underwriter’s Option and excluding any Class A Shares underlying the private placement warrants issued to the Sponsor); plus (b) all Class A Shares and Equity-linked Securities issued or deemed issued in connection with a Business Combination, excluding any Shares or Equity-linked Securities issued, or to be issued, to any seller in a Business Combination, any private placement-equivalent warrants issued to the Sponsor or an affiliate of the Sponsor or to the Company’s officers and directors upon the conversion of working capital loans made to the Company; minus (c) the number of Public Shares redeemed in connection with a Business Combination, provided that such conversion of Class B Shares into Class A Shares shall never be less than the Initial Conversion Ratio.

17.4	Notwithstanding anything to the contrary contained herein, the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional Class A Shares or Equity-linked Securities by the written consent or agreement of holders of a majority of the Class B Shares then in issue consenting or agreeing separately as a separate class in the manner provided in the Variation of Rights of Shares Article hereof.

17.5	The foregoing conversion ratio shall also be adjusted to account for any subdivision (by share split, subdivision, exchange, capitalisation, rights issue, reclassification, recapitalisation or otherwise) or combination (by reverse share split, share consolidation, exchange, reclassification, recapitalisation or otherwise) or similar reclassification or recapitalisation of the Class A Shares in issue into a greater or lesser number of shares occurring after the original filing of the Articles without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the Class B Shares in issue.

17.6	Each Class B Share shall convert into its pro rata number of Class A Shares pursuant to this Article. The pro rata share for each holder of Class B Shares will be determined as follows: each Class B Share shall convert into such number of Class A Shares as is equal to the product of 1 multiplied by a fraction, the numerator of which shall be the total number of Class A Shares into which all of the Class B Shares in issue shall be converted pursuant to this Article and the denominator of which shall be the total number of Class B Shares in issue at the time of conversion.

17.7	References in this Article to “converted”, “conversion” or “exchange” shall mean the compulsory redemption without notice of Class B Shares of any Member and, on behalf of such Members, automatic application of such redemption proceeds in paying for such new Class A Shares into which the Class B Shares have been converted or exchanged at a price per Class B Share necessary to give effect to a conversion or exchange calculated on the basis that the Class A Shares to be issued as part of the conversion or exchange will be issued at par. The Class A Shares to be issued on an exchange or conversion shall be registered in the name of such Member or in such name as the Member may direct.

18	Amendments of Memorandum and Articles of Association and Alteration of Capital

18.1	The Company may by Ordinary Resolution:

(a)	increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)	by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)	cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

18.2	All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

18.3	Subject to the provisions of the Statute, the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution and Article 31.4, the Company may by Special Resolution:

(a)	change its name;

(b)	alter or add to the Articles (subject to Article 31.4);

(c)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)	reduce its share capital or any capital redemption reserve fund.

19	Offices and Places of Business

Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

20	General Meetings

20.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

20.2	The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the Registered Office on the second Wednesday in December of each year (beginning in 2020) at ten o’clock in the morning. At these meetings the report of the Directors (if any) shall be presented.

20.3	The Directors, the chief executive officer or the chairman of the board of Directors may call general meetings.

21	Notice of General Meetings

21.1	At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety-five per cent in par value of the Shares giving that right.

21.2	The accidental omission to give notice of a general meeting to, or the non receipt of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

22	Advance Notice for Business

22.1	At each annual general meeting, the Members shall appoint the Directors then subject to appointment in accordance with the procedures set forth in the Articles and subject to Applicable Law and the rules of the Designated Stock Exchange or quotation system on which Shares may be then listed or quoted. At any such annual general meeting any other business properly brought before the annual general meeting may be transacted.

22.2	To be properly brought before an annual general meeting, business (other than nominations of Directors, which must be made in compliance with, and shall be exclusively governed by, Article 29) must be:

(a)	specified in the notice of the annual general meeting (or any supplement thereto) given to Members by or at the direction of the Directors in accordance with the Articles;

(b)	otherwise properly brought before the annual general meeting by or at the direction of the Directors; or

(c)	otherwise properly brought before the annual general meeting by a Member who:

(i)	is a Minimum Member at the time of giving of the notice provided for in this Article and at the time of the annual general meeting;

(ii)	is entitled to vote at such annual general meeting; and

(iii)	complies with the notice procedures set forth in this Article.

22.3	For any such business to be properly brought before any annual general meeting pursuant to Article 22.2(c), the Member must have given timely notice thereof in writing, either by personal delivery or express or registered mail (postage prepaid), to the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the one-year anniversary of the date of the annual general meeting for the immediately preceding year. However, in the event that the date of the annual general meeting is more than 30 days before or after such anniversary date, in order to be timely, a Member’s notice must be received by the Company not later than the later of: (x) the close of business 90 days prior to the date of such annual general meeting; and (y) if the first public announcement of the date of such advanced or delayed annual general meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the annual general meeting date. In no event shall the public announcement of an adjournment or postponement of an annual general meeting, or such adjournment or postponement, commence a new time period or otherwise extend any time period for the giving of a Member’s notice as described herein.

22.4	Any such notice of other business shall set forth as to each matter the Member proposes to bring before the annual general meeting:

(a)	a brief description of the business desired to be brought before the annual general meeting, the reasons for conducting such business at the annual general meeting and the text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Articles, the text of the proposed amendment), which shall not exceed 1,000 words;

(b)	as to the Member giving notice and any beneficial owner on whose behalf the proposal is made:

(i)	the name and address of such Member (as it appears in the Register of Members) and such beneficial owner on whose behalf the proposal is made;

(ii)	the class and number of Shares which are, directly or indirectly, owned beneficially or of record by any such Member and by such beneficial owner, respectively, or their respective Affiliates (naming such Affiliates), as at the date of such notice;

(iii)	a description of any agreement, arrangement or understanding (including, without limitation, any swap or other derivative or short positions, profit interests, options, hedging transactions, and securities lending or borrowing arrangement) to which such Member or any such beneficial owner or their respective Affiliates is, directly or indirectly, a party as at the date of such notice: (x) with respect to any Shares; or (y) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of share price changes (increases or decreases) for, or increase or decrease the voting power of such Member or beneficial owner or any of their Affiliates with respect to Shares or which may have payments based in whole or in part, directly or indirectly, on the value (or change in value) of any Shares (any agreement, arrangement or understanding of a type described in this Article 22.4(b)(iii), a “Covered Arrangement”); and

(iv)	a representation that the Member is a holder of record of Shares entitled to vote at such annual general meeting and intends to appear in person or by proxy at the annual general meeting to propose such business;

(c)	a description of any direct or indirect material interest by security holdings or otherwise of the Member and of any beneficial owner on whose behalf the proposal is made, or their respective Affiliates, in such business (whether by holdings of securities, or by virtue of being a creditor or contractual counterparty of the Company or of a third party, or otherwise) and all agreements, arrangements and understandings between such Member or any such beneficial owner or their respective Affiliates and any other person or persons (naming such person or persons) in connection with the proposal of such business by such Member;

(d)	a representation whether the Member or the beneficial owner intends or is part of a Group which intends:

(i)	to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Ordinary Shares (or other Shares) required to approve or adopt the proposal; and/or

(ii)	otherwise to solicit proxies from Members in support of such proposal;

(e)	an undertaking by the Member and any beneficial owner on whose behalf the proposal is made to:

(i)	notify the Company in writing of the information set forth in Articles 22.4(b)(ii), (b)(iii) and (c) above as at the record date for the annual general meeting promptly (and, in any event, within five (5) business days) following the later of the record date or the date notice of the record date is first disclosed by public announcement; and

(ii)	update such information thereafter within two (2) business days of any change in such information and, in any event, as at close of business on the day preceding the meeting date; and

(f)	any other information relating to such Member, any such beneficial owner and their respective Affiliates that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, such proposal pursuant to section 14 of the Exchange Act, to the same extent as if the Shares were registered under the Exchange Act.

22.5	Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Article, other than nominations for Directors which must be made in compliance with, and shall be exclusively governed by Article 29, shall be deemed satisfied by a Member if such Member has submitted a proposal to the Company in compliance with Rule 14a-8 of the Exchange Act and such Member’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for the annual general meeting; provided, that such Member shall have provided the information required by Article 22.4; provided, further, that the information required by Article 22.4(b) may be satisfied by providing the information to the Company required pursuant to Rule 14a-8(b) of the Exchange Act.

22.6	Notwithstanding anything in the Articles to the contrary:

(a)	no other business brought by a Member (other than the nominations of Directors, which must be made in compliance with, and shall be exclusively governed by Article 29) shall be conducted at any annual general meeting except in accordance with the procedures set forth in this Article; and

(b)	unless otherwise required by Applicable Law and the rules of any applicable stock exchange or quotation system on which Shares may be then listed or quoted, if a Member intending to bring business before an annual general meeting in accordance with this Article does not: (x) timely provide the notifications contemplated by Article 22.4(e) above; or (y) timely appear in person or by proxy at the annual general meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Company or any other person or entity.

22.7	Except as otherwise provided by Applicable Law or the Articles, the chairman or co-chairman of any annual general meeting shall have the power and duty to determine whether any business proposed to be brought before an annual general meeting was proposed in accordance with the foregoing procedures (including whether the Member solicited or did not so solicit, as the case may be, proxies in support of such Member’s proposal in compliance with such Member’s representation as required by Article 22.4(d)) and if any business is not proposed in compliance with this Article, to declare that such defective proposal shall be disregarded.

The requirements of this Article shall apply to any business to be brought before an annual general meeting by a Member other than nominations of Directors (which must be made in compliance with, and shall be exclusively governed by Article 29) and other than matters properly brought under Rule 14a-8 of the Exchange Act. For purposes of the Articles, “public announcement” shall mean:

(a)	prior to the IPO, notice of the annual general meeting given to Members by or at the direction of the Directors in accordance with the procedures set forth in the Articles; and

(b)	on and after the IPO, disclosure in a press release of the Company reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed or furnished by the Company with or to the United States Securities Exchange Commission pursuant to section 13, 14 or 15(b) of the Exchange Act.

22.8	Nothing in this Article shall be deemed to affect any rights of:

(a)	Members to request inclusion of proposals in the Company’s proxy statement pursuant to applicable rules and regulations under the Exchange Act; or

(b)	the holders of any class of Preference Shares, or any other class of Shares authorised to be issued by the Company, to make proposals pursuant to any applicable provisions thereof.

22.9	Notwithstanding the foregoing provisions of this Article, a Member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article, if applicable.

23	Proceedings at General Meetings

23.1	No business shall be transacted at any general meeting unless a quorum is present. The holders of a majority of the Shares being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

23.2	A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

23.3	A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

23.4	If a quorum is not present within half an hour from the time appointed for the meeting to commence or if during such a meeting a quorum ceases to be present, the meeting, if convened upon a Members’ requisition, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

23.5	The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

23.6	If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

23.7	The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

23.8	When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

23.9	If, prior to a Business Combination, a notice is issued in respect of a general meeting and the Directors, in their absolute discretion, consider that it is impractical or undesirable for any reason to hold that general meeting at the place, the day and the hour specified in the notice calling such general meeting, the Directors may postpone the general meeting to another place, day and/or hour provided that notice of the place, the day and the hour of the rearranged general meeting is promptly given to all Members. No business shall be transacted at any postponed meeting other than the business specified in the notice of the original meeting.

23.10	When a general meeting is postponed for thirty days or more, notice of the postponed meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of a postponed meeting. All proxy forms submitted for the original general meeting shall remain valid for the postponed meeting. The Directors may postpone a general meeting which has already been postponed.

23.11	A resolution put to the vote of the meeting shall be decided on a poll.

23.12	A poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

23.13	A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

23.14	In the case of an equality of votes the chairman shall be entitled to a second or casting vote.

24	Votes of Members

24.1	Subject to any rights or restrictions attached to any Shares, including as set out at Article 29.1, every Member present in any such manner shall have one vote for every Share of which he is the holder.

24.2	In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

24.3	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

24.4	No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

24.5	No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

24.6	Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

24.7	A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

25	Proxies

25.1	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non natural person, under the hand of its duly authorised representative. A proxy need not be a Member.

25.2	The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

25.3	The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

25.4	The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

25.5	Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

26	Corporate Members

26.1	Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

26.2	If a Clearing House (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House (or its nominee(s)) as if such person was the registered holder of such Shares held by the Clearing House (or its nominee(s)).

27	Shares that May Not be Voted

Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

28	Directors

There shall be a board of Directors consisting of not less than one person provided however that, subject to Article 31.1, the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors.

29	Nomination of Directors

29.1	Subject to Article 31.1, nominations of persons for election as Directors may be made at an annual general meeting only by:

(a)	the Directors; or

(b)	by any Member who:

(i)	is a Minimum Member at the time of giving of the notice provided for in this Article and at the time of the annual general meeting;

(ii)	is entitled to vote for the appointments at such annual general meeting; and

(iii)	complies with the notice procedures set forth in this Article (notwithstanding anything to the contrary set forth in the Articles, this Article 29.1(b) shall be the exclusive means for a Member to make nominations of persons for election of Directors at an annual general meeting).

29.2	Any Member entitled to vote for the elections may nominate a person or persons for election as Directors only if written notice of such Member’s intent to make such nomination is given in accordance with the procedures set forth in this Article, either by personal delivery or express or registered mail (postage prepaid), to the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the one-year anniversary of the date of the annual general meeting for the immediately preceding year. However, in the event that the date of the annual general meeting is more than 30 days before or after such anniversary date, in order to be timely, a Member’s notice must be received by the Company not later than the later of: (x) the close of business 90 days prior to the date of such annual general meeting; and (y) if the first public announcement of the date of such advanced or delayed annual general meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the annual general meeting date. In no event shall the public announcement of an adjournment or postponement of an annual general meeting, or such adjournment or postponement, commence a new time period or otherwise extend any time period for the giving of a Member’s notice as described herein. Members may nominate a person or persons (as the case may be) for election to the Directors only as provided in this Article and only for such class(es) as are specified in the notice of annual general meeting as being up for election at such annual general meeting.

29.3	Each such notice of a Member’s intent to make a nomination of a Director shall set forth:

(a)	as to the Member giving notice and any beneficial owner on whose behalf the nomination is made:

(i)	the name and address of such Member (as it appears in the Register of Members) and any such beneficial owner on whose behalf the nomination is made;

(ii)	the class and number of Shares which are, directly or indirectly, owned beneficially and of record by such Member and any such beneficial owner, respectively, or their respective Affiliates (naming such Affiliates), as at the date of such notice;

(iii)	a description of any Covered Arrangement to which such Member or beneficial owner, or their respective Affiliates, directly or indirectly, is a party as at the date of such notice;

(iv)	any other information relating to such Member and any such beneficial owner that would be required to be disclosed in a proxy statement in connection with a solicitation of proxies for the election of Directors in a contested election pursuant to section 14 of the Exchange Act; and

(v)	a representation that the Member is a holder of record of Shares entitled to vote at such annual general meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in such Member’s notice;

(b)	a description of all arrangements or understandings between the Member or any beneficial owner, or their respective Affiliates, and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member;

(c)	a representation whether the Member or the beneficial owner is or intends to be part of a Group which intends:

(i)	to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Ordinary Shares (or other Shares) required to elect the Director or Directors nominated; and/or

(ii)	otherwise to solicit proxies from Members in support of such nomination or nominations;

(d)	as to each person whom the Member proposes to nominate for election or re-election as a Director:

(i)	all information relating to such person as would have been required to be included in a proxy statement filed in connection with a solicitation of proxies for the election of Directors in a contested election pursuant to section 14 of the Exchange Act;

(ii)	a description of any Covered Arrangement to which such nominee or any of his Affiliates is a party as at the date of such notice

(iii)	the written consent of each nominee to being named in the proxy statement as a nominee and to serving as a Director if so elected; and

(iv)	whether, if elected, the nominee intends to tender any advance resignation notice(s) requested by the Directors in connection with subsequent elections, such advance resignation to be contingent upon the nominee’s failure to receive a majority vote and acceptance of such resignation by the Directors; and

(e)	an undertaking by the Member of record and each beneficial owner, if any, to (i) notify the Company in writing of the information set forth in Articles 29.3(a)(ii), (a)(iii), (b) and (d) above as at the record date for the annual general meeting promptly (and, in any event, within five (5) business days) following the later of the record date or the date notice of the record date is first disclosed by public announcement and (ii) update such information thereafter within two (2) business days of any change in such information and, in any event, as at close of business on the day preceding the meeting date.

29.4	No person shall be eligible for election as a Director unless nominated in accordance with the procedures set forth in the Articles. Except as otherwise provided by Applicable Law or the Articles, the chairman or co-chairman of any annual general meeting to elect Directors or the Directors may, if the facts warrant, determine that a nomination was not made in compliance with the foregoing procedure or if the Member solicits proxies in support of such Member’s nominee(s) without such Member having made the representation required by Article 29.3(c); and if the chairman, co-chairman or the Directors should so determine, it shall be so declared to the annual general meeting, and the defective nomination shall be disregarded. Notwithstanding anything in the Articles to the contrary, unless otherwise required by Applicable Law or the rules of the Designated Stock Exchange or quotation system on which Shares may be then listed or quoted, if a Member intending to make a nomination at an annual general meeting in accordance with this Article does not:

(a)	timely provide the notifications contemplated by of Article 29.3(e); or

(b)	timely appear in person or by proxy at the annual general meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company or any other person or entity.

29.5	Notwithstanding the foregoing provisions of this Article, any Member intending to make a nomination at an annual general meeting in accordance with this Article, and each related beneficial owner, if any, shall also comply with all requirements of the Exchange Act and the rules and regulations thereunder applicable to the same extent as if the Shares were registered under the Exchange Act with respect to the matters set forth in the Articles; provided, however, that any references in the Articles to the Exchange Act are not intended to and shall not limit the requirements applicable to nominations made or intended to be made in accordance with Article 29.1(b).

29.6	Nothing in this Article shall be deemed to affect any rights of the holders of any class of Preference Shares, or any other class of Shares authorised to be issued by the Company, to appoint Directors pursuant to the terms thereof.

29.7	To be eligible to be a nominee for election or re-election as a Director pursuant to Article 29.1(b), a person must deliver (not later than the deadline prescribed for delivery of notice) to the Company a written questionnaire prepared by the Company with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Company upon written request) and a written representation and agreement (in the form provided by the Company upon written request) that such person:

(a)	is not and will not become a party to:

(i)	any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Company; or

(ii)	any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a Director, with such person’s duties under Applicable Law;

(b)	is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein;

(c)	in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a Director, and will comply with, Applicable Law and corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Company that are applicable to Directors generally; and

(d)	if elected as a Director, will act in the best interests of the Company and not in the interest of any individual constituency. The nominating and governance committee shall review all such information submitted by the Member with respect to the proposed nominee and determine whether such nominee is eligible to act as a Director. The Company and the nominating and governance committee of the Directors may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent Director or that could be material to a reasonable Member’s understanding of the independence, or lack thereof, of such nominee.

29.8	At the request of the Directors, any person nominated for election as a Director shall furnish to the Company the information that is required to be set forth in a Members’ notice of nomination pursuant to this Article.

29.9	Any Member proposing to nominate a person or persons for election as Director shall be responsible for, and bear the costs associated with, soliciting votes from any other voting Member and distributing materials to such Members prior to the annual general meeting in accordance with the Articles and applicable rules of the United States Securities Exchange Commission. A Member shall include any person or persons such Member intends to nominate for election as Director in its own proxy statement and proxy card.

30	Powers of Directors

30.1	Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

30.2	All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

30.3	The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

30.4	The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

31	Appointment and Removal of Directors

31.1	The Company may by Ordinary Resolution increase and decrease the number of Directors and appoint any person to be a Director or may by Ordinary Resolution remove any Director.

31.2	The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

31.3	Article 31.1 may only be amended by a Special Resolution passed by at least 90 per cent of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been given, or by way of unanimous written resolution.

31.4	The Directors shall be divided into three (3) classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the board of Directors. The number of Directors in each class shall be as nearly equal as possible but it shall not be necessary for directors to be appointed to every class. At the 2020 annual general meeting of the Company, the term of office of the Class I Directors shall expire and Class I Directors shall be elected for a full term of three (3) years. At the 2021 annual general meeting of the Company, the term of office of the Class II Directors shall expire and Class II Directors shall be elected for a full term of three (3) years. At the 2022 annual general meeting of the Company, the term of office of the Class III Directors shall expire and Class III Directors shall be elected for a full term of three (3) years. At each succeeding annual general meeting of the Company, Directors shall be elected for a full term of three (3) years to succeed the Directors of the class whose terms expire at such annual general meeting. Notwithstanding the foregoing provisions of this Article, each Director shall hold office until the expiration of his term, until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal. No decrease in the number of Directors constituting the board of Directors shall shorten the term of any incumbent Director.

32	Vacation of Office of Director

The office of a Director shall be vacated if:

(a)	the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)	the Director absents himself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(c)	the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)	the Director is found to be or becomes of unsound mind; or

(e)	all of the other Directors (being not less than two in number) determine that he should be removed as a Director for Cause (and not otherwise), either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

33	Proceedings of Directors

33.1	The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be two if there are two or more Directors, and shall be one if there is only one Director.

33.2	Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote.

33.3	A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

33.4	A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

33.5	A Director may, or other Officer on the direction of a Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

33.6	The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

33.7	The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

33.8	All acts done by any meeting of the Directors or of a committee of the Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

33.9	A Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

34	Presumption of Assent

A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

35	Directors’ Interests

35.1	A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

35.2	A Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

35.3	A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

35.4	No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director holding office or of the fiduciary relationship thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

35.5	A general notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

36	Minutes

The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of Officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors present at each meeting.

37	Delegation of Directors’ Powers

37.1	The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate, to any committee consisting of one or more Directors (including, without limitation, the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee). Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

37.2	The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

37.3	The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

37.4	The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

37.5	The Directors may appoint such Officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an Officer may be removed by resolution of the Directors or Members. An Officer may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

38	No Minimum Shareholding

The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

39	Remuneration of Directors

39.1	The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine, provided that no remuneration shall be paid to any Director by the Company prior to the consummation of a Business Combination. The Directors shall also, whether prior to or after the consummation of a Business Combination, be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

39.2	The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

40	Seal

40.1	The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some Officer or other person appointed by the Directors for the purpose.

40.2	The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

40.3	A Director or Officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

41	Dividends, Distributions and Reserve

41.1	Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

41.2	Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

41.3	The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

41.4	The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

41.5	Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

41.6	The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

41.7	Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

41.8	No Dividend or other distribution shall bear interest against the Company.

41.9	Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

42	Capitalisation

The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

43	Books of Account

43.1	The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

43.2	The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

43.3	The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

44	Audit

44.1	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

44.2	Without prejudice to the freedom of the Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Directors shall establish and maintain an Audit Committee as a committee of the Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

44.3	If the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

44.4	The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).

44.5	If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

44.6	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers such information and explanation as may be necessary for the performance of the duties of the Auditor.

44.7	Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

45	Notices

45.1	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or e-mail to him or to his address as shown in the Register of Members (or where the notice is given by e-mail by sending it to the e-mail address provided by such Member). Notice may also be served by Electronic Communication in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or by placing it on the Company’s Website.

45.2	Where a notice is sent by:

(a)	courier; service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier;

(b)	post; service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted;

(c)	cable, telex or fax; service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted;

(d)	e-mail or other Electronic Communication; service of the notice shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the e-mail to be acknowledged by the recipient; and

(e)	placing it on the Company’s Website; service of the notice shall be deemed to have been effected one hour after the notice or document was placed on the Company’s Website.

45.3	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

45.4	Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

46	Winding Up

46.1	If the Company shall be wound up, the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)	if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)	if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

46.2	If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

47	Indemnity and Insurance

47.1	Every Director and Officer (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former Officer (each an “Indemnified Person”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud, wilful neglect or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

47.2	The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

47.3	The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other Officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

48	Financial Year

Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

49	Transfer by Way of Continuation

If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

50	Mergers and Consolidations

The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

51	Business Combination

51.1	Notwithstanding any other provision of the Articles, this Article shall apply during the period commencing upon the adoption of the Articles and terminating upon the first to occur of the consummation of a Business Combination and the full distribution of the Trust Account pursuant to this Article. In the event of a conflict between this Article and any other Articles, the provisions of this Article shall prevail.

51.2	Prior to the consummation of a Business Combination, the Company shall either:

(a)	submit such Business Combination to its Members for approval; or

(b)	provide Members with the opportunity to have their Shares repurchased by means of a tender offer for a per-Share repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of such Business Combination, including interest earned on the Trust Account ((net of taxes paid or payable, if any), divided by the number of then issued Public Shares, provided that the Company shall not repurchase Public Shares in an amount that would cause the Company’s net tangible assets to be less than US$5,000,001.

51.3	If the Company initiates any tender offer in accordance with Rule 13e-4 and Regulation 14E of the Exchange Act in connection with a Business Combination, it shall file tender offer documents with the Securities and Exchange Commission prior to completing such Business Combination which contain substantially the same financial and other information about such Business Combination and the redemption rights as is required under Regulation 14A of the Exchange Act. If, alternatively, the Company holds general meeting to approve a Business Combination, the Company will conduct any redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, and not pursuant to the tender offer rules, and file proxy materials with the Securities and Exchange Commission.

51.4	At a general meeting called for the purposes of approving a Business Combination pursuant to this Article, in the event that such Business Combination is approved by Ordinary Resolution, the Company shall be authorised to consummate such Business Combination.

51.5	Any Member holding Public Shares who is not the Sponsor, a Founder, Officer or Director may, in connection with any vote on a Business Combination, elect to have their Public Shares redeemed for cash (the “IPO Redemption”), provided that no such Member acting together with any Affiliate of his or any other person with whom he is acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Shares may exercise this redemption right with respect to more than 15 per cent of the Public Shares in the aggregate without the prior consent of the Company. If so demanded, the Company shall pay any such redeeming Member, regardless of whether he is voting for or against such proposed Business Combination, a per-Share redemption price payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then issued Public Shares (such redemption price being referred to herein as the “Redemption Price”). Such redemption may be implemented at or in advance of completion of the proposed Business Combination at such time as determined by the Directors in order to facilitate the completion of the Business Combination. The Company shall not redeem Public Shares in an amount that would cause the Company’s net tangible assets to be less than US$5,000,001 (the “Redemption Limitation”).

51.6	A Member may not withdraw a Redemption Notice once submitted to the Company unless the Directors determine (in their sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part).

51.7	In the event that the Company does not consummate a Business Combination by 24 months from the consummation of the IPO, or such later time as the Members may approve in accordance with the Articles, the Company shall:

(a)	cease all operations except for the purpose of winding up;

(b)	as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes payable and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then Public Shares in issue, which redemption will completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions, if any); and

(c)	as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members and the Directors, liquidate and dissolve,

subject in the case of (b) and (c) above to its obligations under Cayman Islands law to provide for claims of creditors and in all cases subject to the other requirements of Applicable Law.

51.8	In the event that any amendment is made to this Article:

(a)	to modify the substance or timing of the Company’s obligation to allow redemption in connection with our initial business combination or to redeem 100 per cent of the Public Shares if the Company has not consummated a Business Combination within 24 months from the consummation of the IPO, or such later time as the Members may approve in accordance with the Articles; or

(b)	with respect to any other material provisions relating to Members’ rights or pre-initial Business Combination activity, each holder of Public Shares who is not the Sponsor, a Founder, Officer or Director shall be provided with the opportunity to redeem their Public Shares upon the approval of any such amendment at a per-Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Public Shares. The Company’s ability to provide such redemption in this Article is subject to the Redemption Limitation.

51.9	A holder of Public Shares shall be entitled to receive distributions from the Trust Account only in the event of an IPO Redemption, a repurchase of Shares by means of a tender offer pursuant to this Article, or a distribution of the Trust Account pursuant to this Article. In no other circumstance shall a holder of Public Shares have any right or interest of any kind in the Trust Account.

51.10	A Director may vote in respect of a Business Combination in which such Director has a conflict of interest with respect to the evaluation of such Business Combination. Such Director must disclose such interest or conflict to the other Directors.

51.11	The Company shall not enter into an initial Business Combination with another blank cheque company or a similar company with nominal operations.

51.12	The Company may enter into a Business Combination with a target business that is Affiliated with the Sponsor, a Director or an Officer. In the event the Company seeks to consummate a Business Combination with a target that is Affiliated with the Sponsor, any of the executive officers or directors of the Sponsor, a Director or an Officer, the Company will obtain an opinion from an independent investment banking firm or another valuation or appraisal firm that regularly renders fairness opinions on the type of target business the Company is seeking to acquire that is a member of the United States Financial Industry Regulatory Authority or an independent accounting firm that such a Business Combination is fair to the Company from a financial point of view. For the purposes of this Article 51.12, a target business shall not be deemed an Affiliate solely by virtue of its ownership by the Sponsor or its affiliate, any of the executive officers or directors of the Sponsor, or the Directors and Officers, of less than 10% of the common stock of the Sponsor, individually or in the aggregate.

52	Certain Tax Filings

Each Tax Filing Authorised Person and any such other person, acting alone, as any Director shall designate from time to time, are authorised to file tax forms SS-4, W-8 BEN, W-8 IMY, W-9, 8832 and 2553 and such other similar tax forms as are customary to file with any US state or federal governmental authorities or foreign governmental authorities in connection with the formation, activities and/or elections of the Company and such other tax forms as may be approved from time to time by any Director or Officer. The Company further ratifies and approves any such filing made by any Tax Filing Authorised Person or such other person prior to the date of the Articles.

53	Business Opportunities

53.1	To the fullest extent permitted by Applicable Law, no individual serving as a Director or an Officer (“Management”) shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by Applicable Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for Management, on the one hand, and the Company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, Management shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty as a Member, Director and/or Officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

53.2	To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by Applicable Law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by Applicable Law, the provisions of this Article apply equally to activities conducted in the future and that have been conducted in the past.

53.3	Notwithstanding anything to the contrary in this Article, such renouncement shall not apply to any business opportunity that is expressly offered to such person solely in his or her capacity as a Director or Officer of the Company and it is an opportunity the Company is able to complete on a reasonable basis.

54	Non-Voting Special Shares

54.1	In connection with a proposed Business Combination, the Directors and the holders of the Class B Shares may agree to convert (by way of redemption and re-issuance) each Class B Share into 0.75 Class A Shares and 0.25 Class A Non-Voting Special Shares (rounded down to the nearest whole number of Class A Shares and Class A Non-Voting Special Shares).

54.2	The Non-Voting Special Shares shall have the rights set out in Parts 3 and 4 of the Schedule.

Schedule

PART 1
DEFINITIONS

1.1	Definitions. In these Articles, for the purposes of the provisions of this Schedule only:

(a)	“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto.

(b)	“Automatic Conversion” means the automatic conversion into Class A Shares of the Class A Non-Voting Special Shares, Class B Non-Voting Special Shares, Class C Non-Voting Special Shares, Class D Non-Voting Special Shares, Class E Non-Voting Special Shares or Class F Non-Voting Special Shares, as applicable, each in accordance with the terms and conditions set forth in Part 4 of this Schedule. Such conversion shall be implemented by way of the compulsory redemption without notice of the relevant Non-Voting Special Shares and automatic application of such redemption proceeds in paying up new Class A Shares.

(c)	“Automatic Conversion Date” has the meaning set forth in paragraph 4.7 this Schedule.

(d)	“Bloomberg” means the Bloomberg Financial, L.P. service or any successor service thereto.

(e)	“Business Combination Agreement” means the Business Combination Agreement to be entered into between Prospector Capital Corp., LeddarTech Inc. and the Company on or about June 12, 2023.

(f)	“Business Combination Transaction” means the transactions contemplated by the Business Combination Agreement.

(g)	“CBCA” means the Canada Business Corporations Act.

(h)	“Change of Control Transaction” means any transaction or series of related transactions (x) under which any Person or one or more Persons that are Affiliates or that are acting jointly or in concert (as defined in National Instrument 62-104 – Take- Over Bids and Issuer Bids), directly or indirectly, acquires or otherwise purchases (i) the Company or (ii) all or a material portion of assets, businesses or voting Equity Securities of the Company or (y) that results, directly or indirectly, in the Members of the Company as of immediately prior to such transaction holding, in the aggregate, less than fifty percent (50%) of the voting Equity Securities of the Company immediately after the consummation thereof (excluding, for the avoidance of doubt, any Non-Voting Special Shares and the Class A Shares issuable upon conversion thereof pursuant to Part 4) (in the case of each of clause (x) and (y), whether by amalgamation, merger, consolidation, arrangement, tender offer, recapitalization, purchase or issuance of voting Equity Securities or otherwise).

(i)	“Class A Non-Voting Special Share Conversion Event” has the meaning set forth in paragraph 4.1 of this Schedule.

(j)	“Closing Date” means the closing date of the Business Combination Transaction.

(k)	“Conversion Rate” has the meaning set forth in paragraph 3.5 of this Schedule.

(l)	“Equity Securities” means the Class A Shares, the Preference Shares, the Non-Voting Special Shares or any other class of shares or series thereof in the capital of the Company or similar interest in the Company (including any stock appreciation, phantom equity, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.

(m)	“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

(n)	“IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board and set out in the CPA Canada Handbook.

(o)	“holder”, when used with reference to any Equity Securities, means the holder or joint holders of such Equity Securities shown from time to time in the central securities register maintained by or on behalf of the Company in respect of such Equity Securities.

(p)	“Liquidation Distribution” means a distribution of assets of the Company among its Members arising on the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or any other distribution of the assets of the Company among its Members for the purpose of winding up its affairs;

(q)	“Redemption Price” with respect to each Class A Non-Voting Special Share, Class B Non-Voting Special Share, Class C Non-Voting Special Share, Class D Non- Voting Special Share, Class E Non-Voting Special Share and Class F Non-Voting Special Share, shall be equal to US$0.00000000001 per share.

(aa)	“Redemption Time” has the meaning set forth in paragraph 3.4 of this Schedule.

(bb)	“Person” means an individual, partnership, corporation, company, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

(cc)	“Trading Day” means any day on which Class A Shares are actually traded on the principal securities exchange or securities market on which Class A Shares are then traded.

(dd)	“VWAP” means, for any publicly traded security as of any date(s), the United States dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the United States dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no United States dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc., or any successor thereof. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by the Company.

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PART 2
NOT USED

PART 3
NON-VOTING SPECIAL SHARES

3.1	Non-Voting. The holders of the Non-Voting Special Shares shall not be entitled to any voting rights except as otherwise required under the CBCA.

3.2	Dividends. The holders of the Non-Voting Special Shares shall not be entitled to any dividends or other distributions other than a Liquidation Distribution.

3.3	Liquidation Distribution. In the event of any Liquidation Distribution, the holders of Non-Voting Special Shares shall be entitled to receive, before any repayment of capital or any distribution of any part of the assets of the Company to the holders of the Class A Shares, and any shares ranking junior to the Non-Voting Special Shares, an amount per Non-Voting Special Share equal to the Redemption Price. After payment to the holders of the Non-Voting Special Shares of the amount so payable to them as above provided, the holders of the Non-Voting Special Shares shall not be entitled to share in any further distribution of the property or assets of the Company.

3.4	Redemption. Subject to subsection 36(2) of the CBCA, the Company shall:

(a)	at any time after the 7th year anniversary of the Closing Date; or

(b)	at any time after a Change of Control Transaction;

without notice, redeem at any time the whole of the then outstanding Non-Voting Special Shares on payment, in respect of each Non-Voting Special Share to be redeemed, of the Redemption Price thereon (provided that the ability to redeem Non-Voting Special Shares shall not apply in respect of any Non-Voting Special Shares which are automatically converted into Class A Shares in accordance with the provisions of Part 4 of this Schedule, including upon a Change of Control Transaction).

Subject to subsection 36(2) of the CBCA, in the event that any holder of Non-Voting Special Shares breaches any covenant of such holder, in respect of its ownership of the Non-Voting Special Shares, such holder’s Non-Voting Special Shares shall be deemed to be immediately redeemed, without notice or formality, whereupon such holder shall cease to hold any rights in respect of such Non-Voting Special Shares and shall only be entitled to receive an amount equal to the aggregate of the Redemption Price in respect of such holder’s Non-Voting Special Shares. Any such redemption of Non-Voting Special Shares shall be immediate upon the occurrence of such breach (the “Redemption Time”), and such holder’s only rights in respect thereof shall be to receive the Redemption Price in respect of such Non-Voting Special Shares. For greater certainty, after the Redemption Time, the rights in respect of Non-Voting Special Shares of such holder shall no longer be exercisable by such holder in respect thereof. The Company shall thereafter deliver to such holder of Non-Voting Special Shares the Redemption Price thereon.

3.5	Conversion Provisions. Unless and until adjusted as provided for in this paragraph 3.5, for all conversions of Non-Voting Special Shares, each Non-Voting Special Share shall be converted into Class A Shares on a 1:1 basis (the “Conversion Rate”).

(a)	No fractional Class A Shares shall be issued upon conversion of the Non-Voting Special Shares. All Class A Shares (including fractions thereof) issuable upon conversion of more than one Non-Voting Special Share by a holder thereof shall be aggregated for the purpose of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional Common Share, the holder shall be entitled to the number of Class A Shares determined by rounding the entitlement down to the nearest whole number.

(b)	If the Company shall at any time or from time to time after the Closing Date effect a subdivision of the outstanding Class A Shares, the Non-Voting Special Shares shall be correspondingly subdivided at the same time (failing which the Conversion Rate shall be adjusted correspondingly). If the Company shall at any time or from time to time after the Closing Date effect a consolidation of the outstanding Class A Shares, the Non-Voting Special Shares shall be correspondingly consolidated at the same time (failing which the Conversion Rate shall be adjusted correspondingly). In each case, the dollar values set forth in Part 4 of this Schedule shall be appropriately adjusted to provide the holders of the Non-Voting Special Shares the same economic effect as contemplated by these Articles prior to such event.

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(c)	If the Class A Shares of the Company shall be changed into the same or a different number of shares of any class, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares, or a reorganization, merger, amalgamation, arrangement, consolidation, business combination or sale of assets provided for below), then in the event that any Non-Voting Special Shares are thereafter converted into Class A Shares, the holders of the Non-Voting Special Shares shall be entitled to receive the kind and amount of shares or other securities or property receivable, upon such reorganization, reclassification or other change, that would have otherwise been receivable by the holders of the number of Class A Shares into which such Non-Voting Special Shares would have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein. In case of any merger, amalgamation, consolidation, arrangement, reorganization or other business combination involving the Company and any other corporation or other entity or Person (in each case, other than a Change of Control Transaction), then in the event that any Non-Voting Special Shares are thereafter converted into Class A Shares, such Non-Voting Special Shares shall thereafter be convertible (or shall be converted into a security which shall be convertible) into the kind and amount of shares or other securities or property to which a holder of the number of Class A Shares of the Company that would have otherwise been deliverable upon conversion of such Non-Voting Special Shares would have been entitled upon such event; and, in such case, appropriate adjustment (as determined in good faith by the board of directors of the Company) shall be made in the application of the provisions in this paragraph 3.5(d) set forth with respect to the rights and interest thereafter of the holders of the Non-Voting Special Shares, to the end that the provisions set forth in this paragraph 3.5(d) (including provisions with respect to changes in and other adjustments of the Conversion Rate) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares or other securities or property thereafter deliverable upon the conversion of the Non-Voting Special Shares.

(d)	Upon any Non-Voting Special Shares being converted as herein provided, all rights with respect to such shares, including the rights, if any, to receive notices and to vote, shall immediately cease and terminate on the Automatic Conversion Date, other than the right of the holders thereof to receive Class A Shares in exchange therefor.

PART 4
AUTOMATIC CONVERSIONS OF NON-VOTING SPECIAL SHARES

4.1	Class A Non-Voting Special Shares. Unless otherwise agreed to by a majority of the holders of the Class A Non-Voting Special Shares and the board of directors of the Company, the Class A Non-Voting Special Shares shall be converted automatically into Class A Shares in accordance with the provisions set forth in this Part 4 as follows:

(a)	1/3 of the Class A Non-Voting Special Shares shall be converted automatically into Class A Shares if, on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date and until the seventh (7th) anniversary of the Closing Date, the Class A Shares achieve a VWAP of greater than US$12.00;

(b)	1/3 of the Class A Non-Voting Special Shares shall be converted automatically into Class A Shares if, on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date and until the seventh (7th) anniversary of the Closing Date, the Class A Shares achieve a VWAP of greater than US$14.00; and

(c)	1/3 of the Class A Non-Voting Special Shares shall be converted automatically into Class A Shares if, on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date and until the seventh (7th) anniversary of the Closing Date, the Class A Shares achieve a VWAP of greater than US$16.00.

For greater certainty, each of the automatic conversion events in (a), (b) and (c) above (each a “Class A Non-Voting Special Share Conversion Event”) shall only occur once, if at all, and multiple Class A Non-Voting Special Share Conversion Events may occur at the same time.

Notwithstanding anything to the contrary in this paragraph 4.1, each Class A Non-Voting Special Share Conversion Event shall be deemed to have occurred and the Class A Non-Voting Special Shares shall be converted automatically into Class A Shares in accordance with the provisions set forth in this Part 4 if there occurs a Change of Control Transaction with a valuation of the Class A Shares that is equal to or greater than the applicable thresholds set forth in such Class A Non-Voting Special Share Conversion Event.

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4.2	Class B Non-Voting Special Shares. Class B Non-Voting Special Shares shall be converted automatically into Class A Shares in accordance with the provisions set forth in this Part 4 if:

(a)	on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Class A Shares achieve a VWAP of greater than US$12.00; or

(b)	there occurs any Change of Control Transaction with a valuation of the Class A Shares that is greater than US$12.00 per Common Share.

4.3	Class C Non-Voting Special Shares. Class C Non-Voting Special Shares shall be converted automatically into Class A Shares in accordance with the provisions set forth in this Part 4 if:

(a)	on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Class A Shares achieve a VWAP of greater than US$14.00; or

(b)	there occurs any Change of Control Transaction with a valuation of the Class A Shares that is greater than US$14.00 per Common Share.

4.4	Class D Non-Voting Special Shares. Class D Non-Voting Special Shares shall be converted automatically into Class A Shares in accordance with the provisions set forth in this Part 4 if:

(a)	on any twenty (20) Trading Days within any thirty (30) consecutive Trading Day period commencing at least one hundred and fifty (150) days following the Closing Date, the Class A Shares achieve a VWAP of greater than US$16.00; or

(b)	there occurs any Change of Control Transaction with a valuation of the Class A Shares that is greater than US$16.00 per Common Share.

4.5	Class E Non-Voting Special Shares. Class E Non-Voting Special Shares shall be converted automatically into Class A Shares in accordance with the provisions set forth in this Part 4 if:

(a)	the Company enters into its first customer contract with an original equipment manufacturers (“OEM”) (or with a Tier-1 who has a contract with an OEM and meets the same conditions) that represents a design win for the Company for an OEM series production that will create at least 150,000 units a year in volume for its fusion and perception products; or

(b)	there occurs any Change of Control Transaction with a valuation of the Class A Shares that is greater than US$10.00 per Common Share.

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4.6	Class F Non-Voting Special Shares. Class F Non-Voting Special Shares shall be converted automatically into Class A Shares in accordance with the provisions set forth in this Part 4 if:

(a)	the Company (i) sends out its first undisputed invoice for payment for product delivery for OEM installation against a contract with an OEM (or with a Tier-1 who has a contract with an OEM) needing in excess of 150,000 units a year in volume for its fusion and perception products and (ii) appropriately books that invoice as revenue in accordance with IFRS requirements; or

(b)	there occurs any Change of Control Transaction with a valuation of the Class A Shares that is greater than US$10.00 per Common Share.

4.7	Automatic Conversion. Upon the occurrence of an Automatic Conversion under the foregoing paragraphs, all the then issued and outstanding Non-Voting Special Shares of the applicable class shall be converted automatically without any further action by the holders thereof and whether or not the certificates (if any) representing such shares are surrendered to the Company or its transfer agent; provided, however, that in each case all holders of Non-Voting Special Shares being converted shall be given written notice of the occurrence of an Automatic Conversion, including the date such event occurred (the “Automatic Conversion Date”), and the Company shall not be obligated to issue certificates (or evidences of book-entry registration) evidencing the Class A Shares issuable upon such conversion unless certificates evidencing such Non-Voting Special Shares being converted, if any, are either delivered to the Company, or its transfer agent, or the holder notifies the Company, or its transfer agent, that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Company and its transfer agent to indemnify the Company (and its transfer agent, if applicable) from any loss incurred by it in connection therewith.

4.8	Effect of Automatic Conversion. On the Automatic Conversion Date, all rights with respect to the Non-Voting Special Shares so converted shall terminate, except for any of the rights of the holder thereof, upon surrender of the holder’s certificate or certificates therefor, to receive certificates (or evidences of book-entry registration) for the number of Class A Shares into which such Non-Voting Special Shares have been converted. Upon the automatic conversion of the applicable Non-Voting Special Shares, the holders of such Non-Voting Special Shares shall surrender the certificates representing such shares at the registered office of the Company or of its transfer agent. Upon surrender of such certificates, the Company shall promptly issue and deliver to such holder, in such holder’s name as shown on such surrendered certificate or certificates, a certificate or certificates (or evidences of book-entry registration) for the number of Class A Shares into which the Non-Voting Special Shares surrendered were converted on the Automatic Conversion Date. Such conversion shall be deemed to have been made upon the occurrence of the Automatic Conversion and the Person or Persons entitled to receive the Class A Shares issuable upon conversion shall be treated for all purposes as the record holder or holders of such Class A Shares at such time.

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